Exhibit # 10.06a

                           Acquisition Agreement - GST

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                                                      ASSET PURCHASE AGREEMENT

              This Asset Purchase Agreement (the "Agreement"), dated April 28, 1999, is between GST UNIVERSAL Inc., a Delaware corporation ("Seller"), and COMPETITIVE COMMUNICATIONS, INC., a California corporation ("Purchaser").

               On the terms and subject to the conditions of this Agreement, Seller intends to sell and Purchaser intends to purchase all the assets of Seller which are part of the private telephone systems listed on Schedule 4.7 (individually a "System" and collectively the "Systems") that are subject to the Lease and Access Agreements, as defined below, and other assets as specified in this Agreement. The assets of each System include one or more agreements, and any amendments and modifications thereto, pursuant to which Seller has received from the owner of the real property related to the System the right to own, install and operate a private telephone system on the real property (each a "Telephone Lease and Access Agreements").

     The parties agree as follows:

1.       TRANSFER OF ASSETS.

1.1 Sale of Assets. On the terms and subject to the conditions of this Agreement, Seller will sell Seller's right, title and interest in and to the "Assets", as defined below, to Purchaser. All Assets sold under this Agreement will be free and clear of all liens, claims and encumbrances except as otherwise provided in this Agreement.

           1.2 Description of Assets. The "Assets" are the assets of Seller which comprise the Systems, comprised of the Telephone Lease and Access Agreements, existing as of the date this Agreement or acquired by Seller prior to Closing in the ordinary course of business. Specifically, the Assets consist of (1) the assets of Seller used to operate the Systems including its telephone switching and voice mail equipment, all cable (including without limitation aerial cable and underground cable, conduit, and all spare parts and other items used in the maintenance, repair and testing of the Systems); (2) Seller's right, title and interest in and to the Telephone Lease and Access Agreements listed on
                Schedule 4.7; (3) business records pertaining to the subscribers of each Systems ("Customers"); and (4) all leases, easements and licenses to use real property and leases of personal property disclosed on Schedule 1.2. The Assets excludes all other items, including without limitation, any goodwill, intellectual property or software.

1.3 Assignment and Assumption. Seller will assign to Purchaser and Purchaser will assume (1) each of the Telephone Lease and Access Agreements listed on Schedule 4.7, and (2) liability for personal property taxes as apportioned pursuant to Section 3.5. Purchaser's assumption of all obligations and liabilities described in this Section 1.3 will accrue following Closing (but not before). Except as expressly provided in this Section 1.3, Purchaser assumes no liabilities or debts of Seller of any nature whatsoever.

2.       PURCHASE PRICE.

           2.1 Purchase Price. The purchase price ("Purchase Price") for the Assets is $450.00 per Active Customer, which is defined as any Customer which receives a bill from GST as of the date of execution of this Agreement. An Active Customer shall not include a Customer billing at less than $14.35 per month. The current number of Active Customers is 461. A Promissory Note in the amount of $207,450.00. Attached hereto as Exhibit 2.1. shall be delivered to GST upon execution of this Agreement, and shall be in the name of Purchaser and GST Universal, Inc. (or other GST subsidiary as specified by GST). The terms of the Promissory Note shall include: (a) 10% percent interest per annum commencing at Closing, (b) interest accrued and payable monthly over a period of sixty months, (c) the first interest payment shall be payable in accordance with the Promissory Note, (d) principal shall be paid at the end of the sixty month period.

3.       CLOSING.

         3.1 Closing. The closing of the transactions templated by this Agreement (the "Closing") will take place at 10:00 a.m., local time on
         (I) April 28, 1999, or (ii) such earlier date as Seller and Purchaser mutually agree in writing (the "Closing Date"). The closing will take place at the offices of seller or at such other places as mutually agreed by the parties of this Agreement.

         3.2 Deliveries by Seller. At Closing Seller will execute (if applicable) and deliver (a) a Bill of Sale in the form attached hereto as EXHIBIT 3.2 (a); (b) Telephone Lease and Access Agreements as attached on EXHIBIT 3.2 (b); (c) releases of financing curements and other recorded encumbrances terminating all liens and encumbrances against, and security interest in, any of the Assets; (d) a certificate signed by Seller, certifying that the closing conditions to be satisfied by Seller have been met as of Closing; and (e) such other documents and instruments as Purchaser may reasonably require to effectuate or evidence the transfer of the Assets.

3.4 Possession. Purchaser will take possession of the Assets as of the Closing Date.

3.5 Personal Property Taxes. All personal property taxes attributable to any of the Assets will be apportioned as of Closing.


4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as of the date of this Agreement and as of the Closing Date, represents and warrants to Purchaser as follows.

         4.1 Organization. Good Standing Power. Etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement. Seller has all requisite corporate power and authority to consummate the transactions contemplated by this agreement.

         4.2 Authorizations and Enforceability. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, fully enforceable in accordance with its terms.

         4.3 Restrictions: Burdensome Agreements. Seller is not a party to any contract commitment or agreement, and neither Seller now the Assets are subject to or bound or affected by any charter, bylaw, partnership agreement or other corporate or partnership restriction, or any other order, judgement, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which would prevent Seller from entering into this Agreement or from consummating the transactions contemplated by this Agreement.

         4.4 Contents and Approvals. As of Closing Seller will have obtained all consents or approvals of and waivers or revisions by and will have delivered all notices to any third party that are necessary in connection with the execution and delivery by Seller of this Agreement and consummation of the transactions contemplated by this Agreement.

         4.5      Title to Property.

                  (a) Tangible Personal Property. Seller owns or has licenses or other rights adequate to use all property necessary for the operation of its business and the Assets.

                  (b) Title. Seller has good and marketable title to the Asset. Any Asset which requires the consent of a third party for assignment to Purchaser is described as such on SCHEDULE 4.5. Every other Asset is fully assignable to Purchaser without the consent of any other.

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         4.6      Condition of Assets.  The Assets were acquired and have been maintained in the ordinary course of its business: have been property maintained in accordance with industry standards and are in good working condition.

         4.7 Telephone Lease and Access Agreements. Stated on SCHEDULE 4.7 is a complete and accurate list of all of the Telephone Lease and Access Agreements presently owned by Seller which constitute part of the
         Assets.  A  complete  copy of each  such  Telephone  Lease  and  Access
         Agreement (including amendments thereto) has been provided to Purchaser. Each of the Telephone Lease and Access Agreements is valid and binding is in full force and effect. Neither Seller nor any owner of a property served by a Telephone Lease and Access Agreement ( a "Property Owner") is in default under any Telephone and Access Agreement.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser as of the date of this Agreement and as of the Closing Date, represents and warrants to Seller as follows

         5.1 Organization. Good Standing Power. Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement. Purchaser has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

         5.2 Authorizations and Enforceability. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, fully enforceable in accordance with its terms.

         5.3 Restrictions: Burdensome Agreements. Purchaser is not a party to any contract commitment or agreement, and is not subject to our bound or affected by any charter, bylaw, or other corporate, or any other order, judgement, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which would prevent Purchaser from entering into this Agreement or from consummating the transactions contemplated by this Agreement.

         5.4 Effect of Agreement, Consents, Etc. Purchaser has obtained any and all consents or approvals of filings or registrations with or notices to any third party or public body or authority that may be necessary in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement.

6.       COVENANTS OF THE PARTIES.

         6.1 Operation of Business. During the period from the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, Seller covenants to Purchaser that it will operate its business with respect to the Assets in the usual, regular and ordinary manner; and, to the extent consistent with such operation use its reasonable best efforts to preserve its present business relationships including those with the Customers and the Property Owners. Seller will not enter into any transaction or take any action which would result in any of the representations and warranties of Seller contained in this Agreement not being true and correct at and as of (I) the time immediately after such action or transaction was undertaken or entered into with the same force and effects as though made on such date, and
         (ii) the Closing Date, with the same force and effect as though made on such a date.

         6.2 Consents. Seller will give all notices, and use its commercially reasonable best efforts to obtain all consents necessary under all Telephone Lease and Access Agreements and other material contracts and leases to assign such telephone Lease and Access Agreements, material contracts and leases to Purchaser.

6.3      Access to Properties and Records; Confidentiality.

         (a) During the period from the date of this Agreement to the earlier of the Closing Date or the termination Of this Agreement, Seller will permit Purchaser reasonable access to its Assets, and will disclose and make available to Purchaser all books, papers and records relating to the Assets. Seller will not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of Seller or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing. Seller agrees to provide Purchaser with reasonable access to reasonably requested information regarding the Assets in Seller's files, for three months following the Closing Date, to assist Purchaser in the transition of the Assets to Purchaser.

(b) All information Furnished by Seller to Purchaser with respect to any Asset pursuant to, or in the negotiation in connection with, this Agreement will be treated as the sole property of Seller until Closing and, if Closing does not occur, Purchaser and its agents and advisers will return to Seller all documents or other materials containing , reflecting or referring to such information, will keep confidential all such information and will not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential will continue indefinitely.

         6.4 Confidentiality of Terms of Agreement. After the execution of this Agreement, Purchaser and Seller will maintain the confidentiality of the terms of this Agreement. No such party will, except on a need-to-know basis, disclose the terms of the transactions contemplated by this Agreement to any person or entity. The foregoing does not preclude such parties from informing any other person or entity of the fact that the Systems, the Telephone Lease and Access Agreements and other Assets relating to the Systems will be or have been transferred to Purchaser, so long as such communication does not disclose any further details regarding the transaction. Any press release to be disclosed to the public regarding the terms of this Agreement or which otherwise includes the other party's name, shall be reviewed by and agreed upon by both parties in writing prior to release.

6.5 Accounts Receivable Matters. Seller will retain all accounts receivable for services provided by Seller through the date of Closing. Seller will render final customer bills, with charges for services provided by Seller through the date of Closing, no later than thirty (30) days following the date of Closing. Purchaser will commence billing for services to be provided by the Purchaser after Closing. Following Closing, Purchaser agrees to return any marketing materials to Seller which specify "GST" or any other service marks or trademarks of Seller.

7.       CLOSING CONDITIONS

7.1 Conditions to the Obligations of Purchaser Under this Agreement. The obligations of Purchaser under this Agreement with respect to the Assets are further subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by Purchaser.

                  (a) Each of the obligations and covenants of Seller required to be performed or complied under or prior to the Closing Date pursuant to the terms of this Agreement are duly performed and compiled with in all material respects.

                  (b) The representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respect as of the Closing Date as though made at end as of the Closing Date, except as to any representation or warranty that specifically relates to an earlier date.

                  (c) Seller will have given all notices obtained all consents and taken all other action necessary under all Telephone Lease and Access Agreements and other material contacts and leases to assign such Telephone Lease and Access Agreements material, material contracts and lease to Purchaser. Without limiting the foregoing, Seller will have obtained an executed consent in

                  The form of Exhibit 7.1(C) with respect to the Telephone Lease and Access agreements for the Promontory Point and Promontory View apartment complexes.

7.1 Conditions to the Obligations of Seller Under This Agreement. The obligations of Seller under this Agreement with respect to the Assets are further subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be wavered by Seller:

              (a) Each of the obligations and covenants of Purchaser required to be performed or complied with at or prior to the Closing Date pursuant to the terms of this Agreement will have been duly performed and complied with in all material respects.

              (b) The  representatives  and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the date of this Agreement, and will be true and correct in all material respects as if the Closing Date's though made at and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date.

8.       INDEMNIFICATION.

              Each party hereto will defend indemnify and hold harmless the other party and any person claiming by or through them or any of their successors and assigns (each an "Indemnitee") from, against and in respects of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including, without limitation, court costs, reasonable fees and disbursements of counsel with or without suit and on appeal) incurred by the Indemnitee in connection with:

         (a) any breach of (1) any of the representations and warranties of the indemnifying party or (2) any covenant or agreement made by the indemnifying party in this Agreement;
         (b) with respect to a Seller Indemnitee, obligations specifically incurred by Purchaser with respect to any Asset and which arise after the Closing Date, and (2) with respect to a Purchaser Indemnitee, any alleged or asserted debt, obligation, liability or commitment of Seller not expressly assumed by Purchaser hereunder: and

         (c)      any  action  ,  suit,  proceeding,   compromise,   settlement,
                  assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 8.

9.       GENERAL.

9.1 Survival of Representations and Warranties. The representations, warranties, covenants (as specified in this Agreement), indemnities and agreements stated in this Agreement, the Disclosure Schedules, any other written representation and in any ancillary document with respect to any Asset will survive Closing for a period of one year following the Closing Date.

9.2 Severability. Any provisions of this Agreement which are invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable theremaining provision hereof.

9.3 Further Assurances. Each party to this Agreement will take all actions, subject to the terms and conditions of this Agreement, that are necessary or desirable to carry out the purposes of this Agreement, including actions after Closing.

9.4 Notices. All notices, requests, claims, demands or other communications hereunder must be in writing and must be given by delivery in person, by registered or certified mail (postage prepaid and return receipt requested) to the respective parties as follows:

               (a)      If to Seller, to:

                  GST Universal, Inc.
                  Attn: Contracts Manager
                  4001 Main Street
                  Vancouver, WA 98663
               (b)If to Purchaser, to:
                  Competitive Communications, Inc.
                  Attn: David Kline, CEO
                  11731 Sterling Avenue, Suite F
                  Riverside, California 92503

     Or such other address as is furnished in writing by any party to the other party in accordance herewith, except that notices of change of address is only effective upon receipt.

9.5 Parties in Interest; Assignment. This Agreement will be binding upon and will inure to the benefit of the parities hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other, which shall not be unreasonably withheld. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement

9.6 Entire Agreement; Amendment. This Agreement (including the Exhibit and Disclosure Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

9.7 Venue. Any dispute arising from this Agreement shall be brought solely within the courts of Clark County, state of Washington, unless the federal jurisdiction applies, in which such dispute shall be brought within the federal courts of Washington, Western District.

9.8 Attorney's Fees. If any legal action or other proceeding is brought to enforce the terms of this Agreement (whether or not suit is brought and including any appeal) the prevailing party or parties will be entitled to reasonable attorney's fees and other costs and expenses incurred in that action or proceeding.

9.9 Governing Law. This Agreement, in all respects, including all matters of construction, validly and performance, is governed by the laws of the state of Washington.

9.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and each of which will be deemed an original

SELLER:                          GST UNIVERSAL, INC

                                 BY:________________________________________
                                     Joseph A. Basile, Jr., President and CEO


                                 BY:________________________________________
                                     Daniel Trampush, Chief Financial Officer

PURCHASER:                       COMPETITIVE COMMUNICATION, INC.

                                 BY:________________________________________
                                            David Kline, CEO


         EXHIBITS:                                             SCHEDULES:

Exhibit 2.1       Promissory Note                    Schedule 1.2      Lease, Easements and Licenses

                                                     Schedule 4.5      Third Party Consents

Exhibit 3.2(a)    Bill of Sale                       Schedule 4.7      Telephone Lease and Access Agreements
Exhibit 3.2(b)    Assignment and Assumption
                  Telephone Lease and Access Agreements
Exhibit 7.1(c)    FORM OF CONSENT



Exhibit 2.1
                                            PROMISSORY NOTE

$207,450.00

                                               Date: April 28, 1999

         For value received, the undersigned COMPETITIVE COMMUNICATIONS, INC. ("the Promisor") promises to pay to the order of GST UNIVERSAL, INC. (the "Payee"), at 4001 Main Street, Vancouver, WA 98663 (or at such other place as the Payee may designate in writing), the sum of $207,450.00 together with interest thereon from April 28, 1999, on the unpaid principal at the rate of 10%.

         Unpaid principal shall accrue interest at a rate of 10% annually until paid.

         Promisor shall pay interest on the total principal amount in MONTHLY installments for SIXTY MONTHS beginning on May 15, 1999, payable by the fifteenth of each subsequent month thereafter.

         All  payments  shall be applied to  interest  until April 28, 2004 (the
         "Due  Date"),  when the  principal  shall be due and  payable  in full.
         Thereafter, unless the principal is paid in full, Promisor shall be deemed in default of this Note, and any unpaid principal shall accrue interest at a rate of 15% annually until paid. Notwithstanding the Foregoing, Promisor may pay the principal in full prior to the Due Date, with no further obligation to pay interest thereafter.

         In the event Promisor fails to make any payment when due, is subject to receivership, causes to be made a general assignment for the benefit of creditors, or other wise causes Payee to become insecure, then the Payee shall be entitled to accelerate all sums due and owing under this Note, and require immediate payment if notification from Payee.

         In the event Promisor defaults in any obligation under this Note, Promisor promises to pay, in addition to all other sums due, costs of collection, including reasonable attorneys' fees, whether or not legal action is commenced. Legal action includes, without limitation, arbitration, trial and appeal, or any bankruptcy in which Promisor is involved.

         In addition, the Promisor shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as payment of this Note.

         If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

         All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

         No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

         This Note shall be construed in accordance with the laws of the State of Washington. Any dispute under this note shall be brought solely within the courts of the Clark County, Washington, or if federal jurisdiction applies the Western District of Washington.

         Signed this 28th day of April, 1999.

         Promisor

         COMPETITIVE COMMUNICATIONS, INC.

         By:_________________________________________________

              -------------------------------------------------

         Exhibit 3.2(a)

                                  BILL OF SALE

         ("Seller"), for good and valuable consideration given pursuant to an Asset Purchase Agreement dated April 28, 1999 (the "Purchase
         Agreement") between GST Universal, Inc., and Competitive Communications, Inc. ("Purchaser"), the receipt and sufficiency of which consideration is hereby acknowledged, does hereby sell, assign, transfer and set over to Purchaser, in accordance with the Purchase Agreement, all of Seller's right, title and interest in and to the Systems (as defined in the Purchase Agreement) and related equipment installed at the apartment complexes described on Schedule 4.7 attached hereto.

         Date:  April 28, 1999.
         SELLER:                 GST UNIVERSAL, INC.

                                 By: _________________________________________
                                     Joseph A. Basile. Jr., President and COE

         Exhibit 7.1(c)


                                            CONSENT

                  This Consent is executed by John Sullivan ("Owner"), who is the Owner of the multi-family residential complex known as (the "Property"), located at 3300 Promontory Way, San Ramon, CA, the legal description of which is attached hereto as Exhibit A.

                  GST Telecom Inc., a Delaware corporation ("Operator"), is the provider of telephone service to the Property under a Telephone Lease and Access Agreement dated November 1, 1996.

                  Competitive Communications, Inc., a California corporation ("CCI") intends to acquire Operator's interest in Agreement and all of the assets of Operator which are part of or related to the telephone system on the Property, including all Operator's wiring, electronic devices, hardware and other equipment.

                  Owner represents and warrants that as of the date hereof (a) the Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written; (b) Owner has not assigned, transferred or hypothecated the Agreement or any interest therein, except as described herein; and (c) no default or event exists with respect to the Agreement that, with notice or the passage of time or both, would result in the termination of the Agreement. Owner irrevocably consents to the assignment by Operator of its rights, title and interest in the Agreement to CCI.

                  DATED 4/13/1999.

                                           PROPERTY OWNER:


                                           By:_________________________________
                                                      Title

         Exhibit 7.1 (c)


                                          CONSENT

                  This Consent is executed by BRE PROPERTIES, INC. ("Owner"), who is the owner of the multi-family residential complex known as ("the Property"), located as 1700 Promontory Terrace, San Ramon, CA 94583, the legal description of which is attached hereto as Exhibit A.

                  GST Telecom Inc., a Delaware corporation ("Operator"), is the provider of telephone service to the Property under a Telephone Lease and Access Agreement dated November 1, 1996.

                  Competitive Communications, Inc., a California corporation ("CCI") intend to acquire Operator's interest in the Agreement and all of the assets of the Operator which are part of or related to the telephone system on the Property, including all Operator's wiring, electronic devices, hardware and other equipment.

                  Owner represents and warrants that as of the date hereof (a) the Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written; (b) Owner has not assigned, transferred or hypothecated the Agreement or any interest therein, except as described herein; and (c) no default or event exists with respect to the Agreement that, with notice or the passage of time or both, would result in the termination of the Agreement. Owner irrevocably consents to the assignment by Operator of its right, tittle and interest in the Agreement to CCI.

                  DATED 4/8/1999.


                                    PROPERTY OWNER:

                                    By:________________________________________

ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is entered into and between GST Universal, Inc., a Delaware corporation, and GST Telecom, Inc., a Delaware corporation.

Whereas, the property owners of Promontory Way and Promontory Terrace have each consented to the assignment of certain Telephone Lease and Access Agreements (the "Consents") from GST Telecom Inc. to Competitive Communications, Inc.; and

Whereas, GST Telecom Inc. desires to assign said consents to GST Universal, Inc. to complete a proposed transaction between GST Universal, Inc. and Competitive Communications, Inc.

Therefore, the parties agree as follows:

1. GST Telecom Inc., hereby assigns all right, title and interest to that certain Consent for Promontory Terrace dated April 8, 1999, to transfer the Telephone Lease and Access Agreement dated November 1, 1996, to Competitive Communications, Inc., a California corporation.

2. GST Telecom Inc., hereby assigns all right, title and interest to that certain Consent for Promontory Way dated April 13, 1999, to transfer the Telephone Lease and Access Agreement dated November 1, 1996, to Competitive Communications, Inc., a California corporation.

         AGREED TO BY THE PARTIED THIS 28th DAY OF APRIL, 1999.

         GST TELECOM INC.


         --------------------------------------------------
         Joseph A. Basile, Jr., President and CEO


         GST UNIVERSAL, INC.


         ----------------------------------------------------
         Daniel Trampush,. Chief Financial Officer

                                  SCHEDULE 1.2

                         Leases,  Easements and licenses to use real property an
lease or personal property.

                                      NONE

                                  SCHEDULE 4.5

                              Third Party Consents

1. The Telephone Right of Entry Agreements with respect to the Promontory Pointe Apartments and Promontory View Apartments require the consent of the owners for assignment.

                                  SCHEDULE 4.7

                      Telephone Lease and Access Agreements

                         Two   telephone   and   Television   Lease  and  Access

Agreements, dated November 1, 1996.

                                Promontory Pointe Apartments - 400 units

                                Promontory View Apartments - 306 units